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                                                                    Exhibit (11)



                         CONSENT OF INDEPENDENT AUDITORS





THE METROPOLITAN WEST FUNDS:


We consent to (a) the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-18737 on Form N-1A of our report dated May 13, 1998 appearing in the Financial Statements, which are included in Part B, the Statement of Additional Information of such Registration Statement, (b) the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement and (c) the references to us under the heading "General Information" in such Statement of Additional Information.


DELOITTE & TOUCHE LLP



June 26, 1998